Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Valvoline Inc. of our report dated May 31, 2016 relating to the combined financial statements of Valvoline, an unincorporated commercial unit of Ashland Inc., as of September 30, 2014 and for each of the two years in the period ended September 30, 2014, which appears in Valvoline Inc.’s Registration Statement on Form S-1 (No. 333-211720).

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
September 30, 2016